EXHIBIT 23.2

SNODGRASS
Certified Public Accountants & Consultants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Standard AVB Financial Corp. of our report dated December 8, 2016, relating to our audits of the consolidated financial statements, for the year ended September 30, 2016.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

Cranberry Township, Pennsylvania
June 30, 2017

S.R. Snodgrass, P.C. * 2009 Mackenzie Way, Suite 340 * Cranberry Township, Pennsylvania 16066 * Phone: 724-934-0344 * Fax: 724-934-0345